Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

•
Generated fourth quarter 2024 cash from operations of $35.7 million up 6% over prior year period; Full year 2024 cash from operations of $122.1 million, a company record, up 46% compared to prior year period reflecting disciplined working capital initiatives
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Reduced fourth quarter total debt by $33.9 million, the sixth consecutive quarter of debt reduction; Improved net debt to adjusted EBITDA leverage ratio again sequentially down to 2.6x from 2.8x ending 3Q24; Full year 2024 total debt reduced by $75.3 million compared to last year
•
Delivered fourth quarter net sales of $179.5 million down 7% compared with prior year period; Full year net sales of $805.9 million down 4% compared to last year
•
Expanded fourth quarter gross margin 150 bps compared with prior year period with strong operating margin improvement of 120 bps as expected from improved efficiencies and cost adjustments despite lower net sales; Full year gross margin flat with operating margin improvement of 60 bps compared with prior year period
•
Achieved fourth quarter diluted EPS of $0.14 and diluted Non-GAAP EPS of $0.33, up 40% and down 13%, respectively, over prior-year period; Full year diluted EPS of $1.17 and diluted Non-GAAP EPS of $2.10, up 3% and down 10%, respectively, over prior-year period
•
Initiating 2025 outlook with full year sales expected to be -4% to +2%; Remain focused on working capital management, operational efficiencies, cost discipline, and reducing debt

SARASOTA, FL, February 24, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the fourth quarter ended December 28, 2024.

“During fiscal year 2024, we had record cash generation, strengthened our balance sheet and improved our financial flexibility by reducing and refinancing our debt. We measurably lowered our operating expenses and drove a new focus on our cash conversion cycle with a concerted effort to reduce inventory. We know we can achieve greater results as we were impacted by market conditions that reduced our expectations for the year. Our team maintained focus on innovation through the year launching many new products. We are better positioned to expand margins with growth and intend to re-energize our sales engine to capture greater market share while increasing diversification in customers and markets. Despite hurricanes, challenging market conditions, and leadership changes, the global team united to support each other and deliver on operational improvements that have enabled us to expand margins in the quarter on softer revenue,” said Sean Bagan, President, Chief Executive Officer, and Chief Financial Officer of Helios.

“We are pivoting the organization to drive a customer centric, sales-oriented culture that leverages the strengths of our hydraulics and electronics engineering expertise, our high-quality product portfolio and our solid customer relationships. We are refining our go-to-market strategy by clearly identifying the markets in which we are entitled to win, working to excel at meeting our customers’ needs, valuing all of our channel partners and focusing resources to consistently deliver at the highest levels. Over the last few years, we have invested capital in our operations and acquisitions. We plan to extract value and deliver returns on that invested capital. We are also enhancing our capital

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 2 of 17

allocation strategy with the addition of a share repurchase program. With the uncertain tariff landscape, now more than ever we expect to continue with our operational strategy of “in the region, for the region,” to optimize the cost of manufacturing operations as well as consolidating our footprint where it makes sense. We have an invaluable set of assets, strong cash flow engine, very profitable business model, and some of the best talent and know how on the planet in our respective industries. We are excited by the opportunities that lie before us to support our customers' growth for many years to come,” Mr. Bagan concluded.

Fourth Quarter 2024 Consolidated Results

	For the Three Months Ended					For the Year Ended
($ in millions, except per share data) (Unaudited)	December 28, 2024	December 30, 2023	Change		% Change	December 28, 2024	December 30, 2023	Change		% Change
Net sales	$179.5	$193.4	$(13.9)		(7%)	$805.9	$835.6	$(29.7)		(4%)
Gross profit	$54.0	$55.3	$(1.3)		(2%)	$252.3	$261.7	$(9.4)		(4%)
Gross margin	30.1%	28.6%	150	bps		31.3%	31.3%	0	bps
Operating income	$13.3	$11.9	$1.4		12%	$81.8	$79.9	$1.9		2%
Operating margin	7.4%	6.2%	120	bps		10.2%	9.6%	60	bps
Non-GAAP adjusted operating margin*	13.3%	12.6%	70	bps		15.2%	15.6%	(40)	bps
Net income	$4.8	$3.3	$1.5		45%	$39.0	$37.5	$1.5		4%
Diluted EPS	$0.14	$0.10	$0.04		40%	$1.17	$1.14	$0.03		3%
Non-GAAP net income*	$10.9	$12.4	$(1.5)		(12%)	$69.7	$77.1	$(7.4)		(10%)
Diluted Non-GAAP EPS*	$0.33	$0.38	$(0.05)		(13%)	$2.10	$2.34	$(0.24)		(10%)
Adjusted EBITDA*	$31.2	$32.3	$(1.1)		(3%)	$154.5	$161.4	$(6.9)		(4%)
Adjusted EBITDA margin*	17.4%	16.7%	70	bps		19.2%	19.3%	(10)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Changes in Market Mix: Compared with the fourth quarter of the prior-year period, Electronics segment revenue was mostly unchanged as the health & wellness market growth offset declines in mobile and industrial markets; Hydraulics sales were down 10% primarily reflecting the weakness in the agriculture, mobile and industrial markets.
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By Region: sales in Asia Pacific ("APAC”) grew 3% while there was an 8% decline in the Americas and a 16% decline in Europe, the Middle East and Africa (“EMEA”) compared with the year ago period.
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Other Impacts: foreign currency (FX) translation unfavorably impacted sales by $0.1 million in the fourth quarter 2024.

Profits and margins

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Gross profit and margin impacts: gross profit declined 2%, or $1.3 million compared with the year ago period despite the 7% decline in sales. Gross margin expanded 150 basis points as the impact of lower volume was offset by lower material costs and reductions in overhead.

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 3 of 17

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Selling, engineering and administrative (“SEA”) expenses: declined $2.4 million, or 7% compared with the year ago period reflecting cost containment measures and reduced payroll and benefit costs as a result of the officer transition mid year 2024.
•
Amortization of intangible assets: $7.9 million down 4% compared with the year ago period as some intangibles have become fully amortized since the comparable period.

Non-operating items

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Net interest expense: declined $0.5 million in the quarter compared with the year ago period as a result of lower debt balances, lower rates, combined with refinanced lower spreads.
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Effective tax rate: fourth quarter and full year of 2024 was 37.2% and 22.8% compared with 23.3% and 23.8% in the corresponding periods of 2023, respectively. These effective rates vary in accordance with income levels and differing tax rates across the countries where products are sold combined with discrete items.

Net income, diluted earnings per share (“EPS”), Non-GAAP EPS, and adjusted EBITDA margin

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GAAP net income: grew $1.5 million compared with the year ago period primarily the result of a one-time gain on insurance recoveries related to the 2023 fire and weather-related incidents at our Faster facility in Italy. On a per diluted share basis, net income increased 40%, or $0.04, to $0.14.
•
Diluted Non-GAAP EPS: decreased $0.05, or 13% compared with the year ago period.
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Adjusted EBITDA margin: expanded 70 basis points compared with the year ago period reflecting the improvements discussed earlier.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	December 28, 2024	December 30, 2023	Change		% Change
Net Sales
Americas	$51.7	$60.2	$(8.5)		(14%)
EMEA	32.1	38.1	(6.0)		(16%)
APAC	35.9	35.4	0.5		1%
Total Segment Sales	$119.7	$133.7	$(14.0)		(10%)
Gross Profit	$35.5	$41.2	$(5.7)		(14%)
Gross Margin	29.7%	30.8%	(110)	bps
SEA Expenses	$19.0	$21.2	$(2.2)		(10%)
Operating Income	$16.5	$20.0	$(3.5)		(18%)
Operating Margin	13.8%	15.0%	(120)	bps

Fourth Quarter 2024 Hydraulics Segment Review

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Sales: modestly improved sales in APAC partially offset the declines in the Americas and EMEA resulting in a consolidated decline of 10% compared to last year. Lower sales were primarily driven by softness in the agriculture and mobile end markets. FX had a unfavorable $0.1 million impact on sales.
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Gross profit and margin drivers: lower gross profit and margin reflected lost leverage on lower volume compared with the year ago period.

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 4 of 17

•
Operating income and operating margin: lower operating income primarily reflect lower sales which were only partially offset by SEA expenses declining 10% over the year ago period.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	December 28, 2024	December 30, 2023	Change		% Change
Net Sales
Americas	$49.1	$48.8	$0.3		1%
EMEA	4.7	5.8	(1.1)		(19%)
APAC	6.0	5.1	0.9		18%
Total Segment Sales	$59.8	$59.7	$0.1		0%
Gross Profit	$18.5	$14.1	$4.4		31%
Gross Margin	30.9%	23.6%	730	bps
SEA Expenses	$13.1	$13.1	$-		0%
Operating Income	$5.4	$1.0	$4.4		440%
Operating Margin	9.0%	1.7%	730	bps

Fourth Quarter 2024 Electronics Segment Review

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Sales: were relatively unchanged as demand in APAC and the Americas offset the decline in EMEA. Higher sales in health and wellness partially offset continued softness in mobile and industrial end markets compared with the year ago period.
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Gross profit and margin drivers: gross profit increased 31% and gross margin expanded 730 basis points as a result of operational improvements, leveraging lower cost manufacturing and lower material costs.
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Operating income and operating margin: the growth in operating income of 440% and expansion of operating margin of 730 bps, compared with the year ago period reflecting stronger gross profit and containment of SEA expenses.

Strengthening Cash Flow, Balance Sheet and Financial Flexibility

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Net cash provided by operations: Generated $35.7 million in the fourth quarter 2024, up 6% compared with the year ago period.
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Continued debt reduction: total debt at December 28, 2024 was $449.5 million down 14% from $524.8 million at December 30, 2023.
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Cash and cash equivalents: as of December 28, 2024, were $44.1 million up 36% compared with the year ago period.
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Inventory: as planned continued to decline to $190.1 million down 12% from the end of 2023. The optimized inventory levels reflect the execution of a plan to align with sales trends.
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Net debt-to-adjusted EBITDA leverage ratio: improved to 2.6x at year end compared with 3.0x at the end of 2023. At the end of the 2024, the Company had $352.4 million available on its revolving lines of credit.
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Capital expenditures: were $7.4 million in the fourth quarter 2024 totaling $27.0 million for the full year 2024 or 3.4% of sales, down 21% as planned.

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 5 of 17

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Dividends: Paid 112th consecutive quarterly cash dividend of $0.09 per share on January 20, 2025, a history of over 27 consecutive years of dividends.

Initiating Full Year 2025 Outlook:

Mr. Bagan continued, “I am confident we are a better organization than we were a year ago. We are structured to be a more nimble and responsive enterprise to meet our customers’ needs. We can deliver continuous improvement over time by driving operational excellence and timely delivery of highly engineered, quality products to our customers. We are increasing the collaboration within the organization and raising the understanding of each team members' role in creating value for our customers and shareholders. While 2025 will continue to present challenges, such as the fluid tariff situation, we remain cautious about near-term macro conditions and are factoring that into our outlook. We acknowledge that markets could improve through the year, and as such, the effect of our customer-centric focus should enhance our market positions.”

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

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The following provides the Company’s expectations for 2025 as of February 24, 2025. This assumes constant currency, using 2024 year end foreign exchange rates.

	2024 Actual	2025 Outlook
Total net sales	$805.9 million	$775 - $825 million
Net income	$39.0 million	$46 - $53 million
Adjusted EBITDA	$154.5 million	$140 - $165 million
Adjusted EBITDA margin	19.2%	18.0% - 20.0%
Interest expense	$33.8 million	$27 - $29 million
Effective tax rate	23%	22% - 24%
Depreciation	$30.7 million	$32 - $33 million
Amortization	$33.1 million	$33 - $34 million
Capital expenditures % net sales	3.4% of sales	3.25% - 3.75%
Diluted EPS	$1.17	$1.19 - $1.59
Diluted Non-GAAP EPS	$2.10	$2.00 - $2.40

Forward-looking adjusted EBITDA, adjusted EBITDA margin and diluted Non-GAAP EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. See comments on reconciliation of forward-looking non-GAAP financial measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, Tuesday, February 25, 2025, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, March 11, 2025. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13751073. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the Company’s ability to declare and pay

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

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dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) risks related to the Company’s previous investigation of its former CEO and the related management transition that is in process (ii) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (iii) supply chain disruption and the potential inability to procure goods; (iv) conditions in the capital markets, including the interest rate environment and the availability of capital on terms acceptable to us, or at all; (v) global and regional economic and political conditions, including the recently announced and potentially contemplated tariffs by the new U.S. presidential administration, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (vi) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vii) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (viii) risks from acute events like hurricanes, floods, tornadoes, and wildfires, as well as chronic risks from longer-term weather patterns like drought, sea level rise, and higher temperatures; (ix) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; (x) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (xi) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 30, 2023 filed with the Securities and Exchange Commission (SEC) on February 27, 2024 as well as our upcoming 10-K to be filed with the SEC.

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2025 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

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For more information, contact:

Tania Almond

Vice President, Investor Relations and Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Alliance Advisors IR

(716) 843-3908

dpawlowski@allianceadvisors.com

Financial Tables Follow:

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 9 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Year Ended
	December 28,	December 30,	%	December 28,	December 30,	%
	2024	2023	Change	2024	2023	Change
Net sales	$179.5	$193.4	(7%)	$805.9	$835.6	(4%)
Cost of sales	125.5	138.1	(9%)	553.6	573.9	(4%)
Gross profit	54.0	55.3	(2%)	252.3	261.7	(4%)
Gross margin	30.1%	28.6%		31.3%	31.3%
Selling, engineering and administrative expenses	32.8	35.2	(7%)	139.0	148.9	(7%)
Amortization of intangible assets	7.9	8.2	(4%)	31.5	32.9	(4%)
Operating income	13.3	11.9	12%	81.8	79.9	2%
Operating margin	7.4%	6.2%		10.2%	9.6%
Interest expense, net	8.1	8.6	(6%)	33.8	31.2	8%
Foreign currency transaction loss, net	0.8	-	-	1.3	0.6	117%
Other non-operating (income) expense, net	(3.2)	(1.0)	220%	(3.8)	(1.1)	245%
Income before income taxes	7.6	4.3	77%	50.5	49.2	3%
Income tax provision	2.8	1.0	180%	11.5	11.7	(2%)
Net income	$4.8	$3.3	45%	$39.0	$37.5	4%
Net income per share:
Basic	$0.14	$0.10	40%	$1.17	$1.14	3%
Diluted	$0.14	$0.10	40%	$1.17	$1.14	3%
Weighted average shares outstanding:
Basic	33.2	33.1		33.2	32.9
Diluted	33.4	33.1		33.3	33.0
Dividends declared per share	$0.09	$0.09		$0.36	$0.36

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 10 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	December 28, 2024	December 30, 2023

Assets
Current assets:
Cash and cash equivalents	$44.1	$32.4
Accounts receivable, net of allowance for credit losses of $2.4 and $2.1	104.6	114.8
Inventories, net	190.1	215.1
Income taxes receivable	15.1	11.3
Other current assets	30.3	23.1
Total current assets	384.2	396.7
Property, plant and equipment, net	216.4	227.9
Deferred income taxes	2.1	1.7
Goodwill	498.9	514.0
Other intangible assets, net	384.0	426.4
Other assets	19.8	23.7
Total assets	$1,505.4	$1,590.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$56.7	$70.3
Accrued compensation and benefits	24.6	19.4
Other accrued expenses and current liabilities	25.8	27.0
Current portion of long-term non-revolving debt, net	16.0	23.2
Dividends payable	3.0	3.0
Income taxes payable	12.5	2.0
Total current liabilities	138.6	144.9
Revolving lines of credit	147.3	199.8
Long-term non-revolving debt, net	283.2	298.3
Deferred income taxes	41.1	57.1
Other noncurrent liabilities	30.8	35.7
Total liabilities	641.0	735.8
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized, 33.3 and 33.1 shares issued and outstanding	-	-
Capital in excess of par value	437.4	434.4
Retained earnings	502.6	475.6
Accumulated other comprehensive loss	(75.6)	(55.4)
Total shareholders’ equity	864.4	854.6
Total liabilities and shareholders’ equity	$1,505.4	$1,590.4

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 11 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Year Ended
	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net income	$39.0	$37.5
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	63.8	63.8
Stock-based compensation expense	3.4	11.6
Amortization of debt issuance costs	1.1	0.6
Benefit for deferred income taxes	(8.3)	(7.9)
Forward contract losses, net	-	0.3
Other, net	3.2	-
(Increase) decrease in, net of acquisitions:
Accounts receivable	7.3	16.3
Inventories	19.4	(17.9)
Income taxes receivable	(3.8)	0.3
Other current assets	(8.1)	(5.5)
Other assets	5.1	(3.8)
Increase (decrease) in, net of acquisitions:
Accounts payable	(11.8)	(5.2)
Accrued expenses and other liabilities	5.7	(5.8)
Income taxes payable	10.7	(1.6)
Other noncurrent liabilities	(4.6)	3.9
Contingent consideration payments in excess acquisition date fair value	-	(2.7)
Net cash provided by operating activities	122.1	83.9
Cash flows from investing activities:
Business acquisitions, net of cash acquired	-	(114.2)
Capital expenditures	(27.0)	(34.3)
Proceeds from dispositions of property, plant and equipment	0.1	0.3
Cash settlement of forward contracts	-	0.4
Software development costs	(3.4)	(6.1)
Net cash used in investing activities	(30.3)	(153.9)
Cash flows from financing activities:
Borrowings on revolving credit facilities	41.6	189.2
Repayment of borrowings on revolving credit facilities	(88.7)	(252.0)
Borrowings on long-term non-revolving debt	126.8	160.0
Repayment of borrowings on long-term non-revolving debt	(147.7)	(21.5)
Proceeds from stock issued	2.2	2.0
Dividends to shareholders	(11.9)	(11.8)
Payment of employee tax withholding on equity award vestings	(2.6)	(2.2)
Payment of contingent consideration liability	-	(3.4)
Proceeds received upon termination of Cash Flow hedge instruments	7.1	-
Other financing activities	(5.2)	(2.4)
Net cash (used in) provided by financing activities	(78.4)	57.9
Effect of exchange rate changes on cash and cash equivalents	(1.7)	0.8
Net increase (decrease) in cash and cash equivalents	11.7	(11.3)
Cash and cash equivalents, beginning of period	32.4	43.7
Cash and cash equivalents, end of period	$44.1	$32.4

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 12 of 17

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net Sales:
Hydraulics	$119.7	$133.7	$537.2	$565.8
Electronics	59.8	59.7	268.7	269.8
Consolidated	$179.5	$193.4	$805.9	$835.6
Gross profit and margin:
Hydraulics	$35.5	$41.2	$165.8	$181.8
	29.7%	30.8%	30.9%	32.1%
Electronics	18.5	14.1	86.5	79.9
	30.9%	23.6%	32.2%	29.6%
Consolidated	$54.0	$55.3	$252.3	$261.7
	30.1%	28.6%	31.3%	31.3%
Operating income (loss) and margin:
Hydraulics	$16.5	$20.0	$86.4	$93.3
	13.8%	15.0%	16.1%	16.5%
Electronics	5.4	1.0	29.6	24.7
	9.0%	1.7%	11.0%	9.2%
Corporate and other	(8.6)	(9.1)	(34.2)	(38.1)
Consolidated	$13.3	$11.9	$81.8	$79.9
	7.4%	6.2%	10.2%	9.6%

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 13 of 17

ORGANIC AND ACQUIRED NET SALES 1

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended				For the Year Ended
	April 1,	July 1,	September 30,	December 30,	December 30,	March 30,	June 29,	September 28,	December 28,	December 28,
	2023	2023	2023	2023	2023	2024	2024	2024	2024	2024
Hydraulics
Organic	$134.0	$137.2	$121.0	$126.6	$518.8	$140.5	$145.7	$129.4	$119.7	$535.3
Acquisition	13.7	15.2	11.0	7.1	47.0	1.9	-	-	-	1.9
Total	$147.7	$152.4	$132.0	$133.7	$565.8	$142.4	$145.7	$129.4	$119.7	$537.2
Electronics
Organic	$65.5	$74.0	$67.1	$57.4	$264.0	$67.6	$73.0	$65.1	$59.8	$265.6
Acquisition	-	1.2	2.3	2.3	5.8	2.0	1.2	-	-	3.1
Total	$65.5	$75.2	$69.4	$59.7	$269.8	$69.6	$74.2	$65.1	$59.8	$268.7
Consolidated
Organic	$199.5	$211.2	$188.1	$184.0	$782.8	$208.1	$218.7	$194.5	$179.5	$800.9
Acquisition	13.7	16.4	13.3	9.4	52.8	3.9	1.2	-	-	5.0
Total	$213.2	$227.6	$201.4	$193.4	$835.6	$212.0	$219.9	$194.5	$179.5	$805.9

1 Net Sales is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 14 of 17

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2024
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$52.1	(6%)	$51.7	(14%)	$219.1	(7%)
Electronics	58.1	5%	$57.8	(9%)	$50.9	(14%)	$49.1	1%	$215.9	(5%)
Consol. Americas	113.9	1%	117.3	(5%)	103.0	(11%)	100.8	(8%)	435.0	(6%)
% of total	54%		53%		53%		56%		54%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$36.7	(5%)	$32.1	(16%)	$157.1	(12%)
Electronics	6.5	(3%)	9.0	29%	6.5	14%	4.7	(19%)	26.7	6%
Consol. EMEA	52.0	(7%)	51.8	(11%)	43.2	(3%)	36.8	(16%)	183.8	(9%)
% of total	25%		24%		22%		21%		23%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$40.6	8%	$35.9	1%	$161.0	5%
Electronics	5.0	35%	7.4	48%	7.7	79%	6.0	18%	$26.1	44%
Consol. APAC	46.1	5%	50.8	12%	48.3	16%	41.9	3%	187.1	9%
% of total	22%		23%		25%		23%		23%
Total	$212.0	(1%)	$219.9	(3%)	$194.5	(3%)	$179.5	(7%)	$805.9	(4%)

	2023
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$55.7	12%	$60.2	6%	$234.4	17%
Electronics	55.1	(29%)	63.2	(21%)	59.4	(9%)	48.8	2%	$226.5	(16%)
Consol. Americas	113.0	(6%)	123.8	(5%)	115.1	0%	109.0	4%	460.9	(2%)
% of total	53%		54%		57%		56%		55%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$38.8	(6%)	$38.1	(12%)	$177.6	(5%)
Electronics	6.7	(43%)	7.0	(43%)	5.7	(26%)	5.8	9%	$25.2	(32%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	44.5	(9%)	43.9	(10%)	202.8	(9%)
% of total	26%		26%		22%		23%		24%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$37.5	(7%)	$35.4	(12%)	$153.8	(7%)
Electronics	3.7	(73%)	5.0	(22%)	4.3	30%	5.1	104%	$18.1	(31%)
Consol. APAC	44.1	(20%)	45.5	(10%)	41.8	(4%)	40.5	(5%)	171.9	(10%)
% of total	21%		20%		21%		21%		21%
Total	$213.2	(11%)	$227.6	(6%)	$201.4	(3%)	$193.4	(1%)	$835.6	(6%)

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 15 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 28, 2024	Margin	December 30, 2023	Margin	December 28, 2024	Margin	December 30, 2023	Margin
GAAP operating income	$13.3	7.4%	$11.9	6.2%	$81.8	10.2%	$79.9	9.6%
Acquisition-related amortization of intangible assets	7.9	4.4%	8.2	4.2%	31.5	3.9%	32.9	3.9%
Acquisition and financing-related expenses(A)	-	0.0%	0.7	0.4%	0.7	0.1%	4.0	0.5%
Restructuring charges(B)	0.9	0.5%	3.0	1.6%	5.3	0.7%	12.1	1.4%
Officer transition costs	0.5	0.3%	0.3	0.2%	1.9	0.2%	1.2	0.1%
Acquisition integration costs (C)	-	0.0%	0.1	0.1%	0.3	0.0%	0.3	0.0%
Other	1.2	0.7%	0.2	0.1%	1.3	0.2%	0.3	0.0%
Non-GAAP adjusted operating income	$23.8	13.3%	$24.4	12.6%	$122.8	15.2%	$130.7	15.6%
GAAP operating margin	7.4%		6.2%		10.2%		9.6%
Non-GAAP adjusted operating margin	13.3%		12.6%		15.2%		15.6%
Net sales	$179.5		$193.4		$805.9		$835.6

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 28, 2024	Margin	December 30, 2023	Margin	December 28, 2024	Margin	December 30, 2023	Margin
Net income	$4.8	2.7%	$3.3	1.7%	$39.0	4.8%	$37.5	4.5%
Interest expense, net	8.1	4.5%	8.6	4.4%	33.8	4.2%	31.2	3.7%
Income tax provision	2.8	1.6%	1.0	0.5%	11.5	1.4%	11.7	1.4%
Depreciation and amortization	16.0	8.9%	16.1	8.3%	63.8	7.9%	63.8	7.6%
EBITDA	31.7	17.7%	29.0	15.0%	148.1	18.4%	144.2	17.3%
Acquisition and financing-related expenses(A)	-	0.0%	0.7	0.4%	0.7	0.1%	4.0	0.5%
Restructuring charges(B)	0.9	0.5%	3.0	1.6%	5.3	0.7%	12.1	1.4%
Officer transition costs	0.5	0.3%	0.3	0.2%	1.9	0.2%	1.2	0.1%
Acquisition integration costs (C)	-	0.0%	0.1	0.1%	0.3	0.0%	0.3	0.0%
Change in fair value of contingent consideration	0.4	0.2%	(0.9)	(0.5%)	0.4	0.0%	(0.1)	0.0%
Other	(2.4)	(1.3%)	0.1	0.1%	(2.2)	(0.3%)	(0.3)	0.0%
Adjusted EBITDA	$31.2	17.4%	$32.3	16.7%	$154.5	19.2%	$161.4	19.3%
					-		2.2
TTM adjusted EBITDA					$154.5		$163.6
GAAP net income margin	2.7%		1.7%		4.8%		4.5%
EBITDA margin	17.7%		15.0%		18.4%		17.3%
Adjusted EBITDA margin	17.4%		16.7%		19.2%		19.3%
Net sales	$179.5		$193.4		$805.9		$835.6

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 16 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 28, 2024	Per Diluted Share	December 30, 2023	Per Diluted Share	December 28, 2024	Per Diluted Share*	December 30, 2023	Per Diluted Share
GAAP net income	$4.8	$0.14	$3.3	$0.10	$39.0	$1.17	$37.5	$1.14
Amortization of intangible assets(D)	8.4	0.25	8.4	0.25	33.1	0.99	33.6	1.02
Acquisition and financing- related expenses(A)	-	-	0.7	0.02	0.7	0.02	4.0	0.12
Restructuring charges(B)	0.9	0.03	3.0	0.09	5.3	0.16	12.1	0.37
Officer transition costs	0.5	0.01	0.3	0.01	1.9	0.06	1.2	0.04
Acquisition integration costs (C)	-	-	0.1	-	0.3	0.01	0.3	0.01
Change in fair value of contingent consideration	0.4	0.01	(0.9)	(0.03)	0.4	0.01	(0.1)	-
Other	(2.4)	(0.07)	0.1	-	(2.2)	(0.07)	(0.3)	(0.01)
Tax effect of above	(1.7)	(0.05)	(2.6)	(0.08)	(8.8)	(0.26)	(11.2)	(0.34)
Non-GAAP Adjusted net income	$10.9	$0.33	$12.4	$0.38	$69.7	$2.10	$77.1	$2.34
GAAP net income per diluted share	$0.14		$0.10		$1.17		$1.14
Non-GAAP Adjusted net income per diluted share	$0.33		$0.38		$2.10		$2.34

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and twelve months ended December 28, 2024, the charges include $0.0 and $0.7 of other miscellaneous M&A costs, respectively.

(B) Restructuring activities include activities within our Hydraulics segment related to the creation of our two new Regional Operational Centers of Excellence ("CoE") which are nearing completion. We also continue to add capabilities and activities to our recently expanded Tijuana, Mexico facility to support our Electronics segment. Initial efforts have focused on circuit board assembly and wire harness production. We have also recently initiated some restructuring activities to better optimize our European regional operations. We are transitioning some manufacturing of manifolds and integrated package assembly to our Roncolo, Italy location. These activities include in part the transferring of equipment and operations between facilities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and twelve months ended December 28, 2024, the charges include non-recurring labor costs of $0.2 and $2.5 million and manufacturing relocation and other costs of $0.7 and $2.8 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months ended and twelve months ended December 28, 2024, the costs totaled $0.0 and $0.3 million, respectively.

(D) Amortization of intangible assets presented here includes $0.5 and $1.6 million for capitalized software development costs included within cost of sales in the income statement for the three and twelve months ended December 28, 2024, respectively.

*General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Fourth Quarter and Full Year 2024 Financial Results; Delivered Expanded Margins and Record Cash Generation in Challenging Macro

February 24, 2025 Page 17 of 17

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Year Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q4 2024 Net Sales	$119.7	$59.8	$179.5	$537.2	$268.7	$805.9
Impact of foreign currency translation(E)	0.1	-	0.1	0.5	0.2	0.7
Net Sales in constant currency	119.8	59.8	179.6	537.7	268.9	806.6
Less: Acquisition related sales	-	-	-	(1.9)	(3.1)	(5.0)
Organic sales in constant currency	$119.8	$59.8	$179.6	$535.8	$265.8	$801.6

Q4 2023 Net Sales	$133.7	$59.7	$193.4	$565.8	$269.8	$835.6

Net sales growth	(10%)	0%	(7%)	(5%)	(0%)	(4%)
Net sales growth in constant currency	(10%)	0%	(7%)	(5%)	(0%)	(3%)
Organic net sales growth in constant currency	(10%)	0%	(7%)	(5%)	(1%)	(4%)

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
December 28, 2024
Current portion of long-term non-revolving debt, net	16.0
Revolving lines of credit	150.3
Long-term non-revolving debt, net	283.2
Total debt	449.5
Less: Cash and cash equivalents	44.1
Net debt	405.4
TTM adjusted EBITDA	154.5
Ratio of net debt to TTM adjusted EBITDA	2.6

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2025 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.